FOR IMMEDIATE RELEASE

Contacts:
Gina Sorice	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
646-320-4107	617-274-7130
gsorice@akamai.com	tbarth@akamai.com

AKAMAI REPORTS FOURTH QUARTER 2020 AND
FULL-YEAR 2020 FINANCIAL RESULTS

Fourth quarter highlights
•Revenue of $846 million, up 10% year-over-year and up 8% when adjusted for foreign exchange*
•GAAP EPS of $0.68 and non-GAAP EPS* of $1.33

Full-year highlights
•Revenue of $3.2 billion, up 11% year-over-year
•GAAP EPS of $3.37 and non-GAAP EPS* of $5.22
•GAAP operating margin of 21% and non-GAAP operating margin* of 31%, exceeding 30% goal
•Cloud Security Solutions revenue exceeded $1 billion and grew 25% year-over-year

CAMBRIDGE, Mass. – February 9, 2021 – Akamai Technologies, Inc. (NASDAQ: AKAM), the world’s most trusted solution for securing and delivering digital experiences, today reported financial results for the fourth quarter and full-year ended December 31, 2020.

“Akamai’s strong fourth quarter performance capped off an excellent year in which we surpassed $3 billion in revenue and achieved record earnings per share,” said Dr. Tom Leighton, CEO of Akamai. “In addition, our security portfolio exceeded $1 billion in revenue, we delivered record traffic levels on our network and we accomplished our 30% non-GAAP operating margin goal. I am very proud of how the Akamai team supported our global customers and billions of internet users who relied on the internet more than ever before during the COVID-19 pandemic. As we look forward to 2021, we expect to continue investing in innovation and new products with the goal of accelerating our market leadership in security, edge computing and video streaming.”

Akamai delivered the following results for the fourth quarter and full-year ended December 31, 2020:

Revenue: Revenue for the fourth quarter was $846 million, a 10% increase over fourth quarter 2019 revenue of $772 million and an 8% increase when adjusted for foreign exchange.* Total revenue for 2020 was $3.198 billion compared to $2.894 billion for 2019, up 11% year-over-year and when adjusted for foreign exchange.*

Revenue by Division(1):

•Web Division revenue for the fourth quarter was $438 million, up 5% year-over-year and up 4% when adjusted for foreign exchange.* Web Division revenue for 2020 was $1.666 billion, up 7% year-over-year and when adjusted for foreign exchange.*

•Media and Carrier Division revenue for the fourth quarter was $408 million, up 15% year-over-year and up 14% when adjusted for foreign exchange.* Media and Carrier Division revenue for 2020 was $1.532 billion, up 15% year-over-year and when adjusted for foreign exchange.*

Revenue from Cloud Security Solutions(2):

•Cloud Security Solutions revenue for the fourth quarter was $296 million, up 24% year-over-year and up 23% when adjusted for foreign exchange.* Cloud Security Solutions revenue for 2020 was $1.062 billion, up 25% year-over-year and when adjusted for foreign exchange.*

Revenue from Internet Platform Customers(3):

•Revenue from Internet Platform Customers for the fourth quarter was $58 million, up 11% year-over-year and when adjusted for foreign exchange.* Internet Platform Customers revenue for 2020 was $204 million, up 8% year-over-year and when adjusted for foreign exchange.*

•Revenue excluding Internet Platform Customers for the fourth quarter was $789 million, up 9% year-over-year and up 8% when adjusted for foreign exchange.* Revenue excluding Internet Platform Customers for 2020 was $2.994 billion, up 11% year-over-year and when adjusted for foreign exchange.*

Revenue by Geography:

•U.S. revenue for the fourth quarter was $467 million, up 5% year-over-year. U.S. revenue for 2020 was $1.777 billion, up 5% year-over-year.

•International revenue for the fourth quarter was $379 million, up 16% year-over-year and up 13% when adjusted for foreign exchange.* International revenue for 2020 was $1.421 billion, up 18% year-over-year and up 19% when adjusted for foreign exchange.*

Income from operations: GAAP income from operations for the fourth quarter was $135 million, relatively flat from fourth quarter 2019 income from operations of $135 million. GAAP operating margin for the fourth quarter was 16%, down 2 percentage points from the same period last year. GAAP income from operations for 2020 was $659 million, a 20% increase from the prior year's GAAP income from operations of $549 million. Full-year GAAP operating margin was 21%, up 2 percentage points from the same period last year.

Non-GAAP income from operations* for the fourth quarter was $256 million, a 15% increase from fourth quarter 2019 non-GAAP income from operations of $222 million. Non-GAAP operating margin* for the fourth quarter was 30%, up 1 percentage point from the same period last year. Non-GAAP income from operations* for 2020 was $994 million, an 18% increase from the prior year's non-GAAP income from operations of $844 million. Full year non-GAAP operating margin* was 31%, up 2 percentage points from the same period last year.

Net income: GAAP net income for the fourth quarter was $113 million, a 5% decrease from fourth quarter 2019 GAAP net income of $119 million. GAAP net income for 2020 was $557 million, a 17% increase from the prior year's GAAP net income of $478 million.

Non-GAAP net income* for the fourth quarter was $220 million, a 9% increase from fourth quarter 2019 non-GAAP net income of $202 million. Non-GAAP net income* for 2020 was $858 million, a 16% increase from the prior year's non-GAAP net income of $739 million.

EPS: GAAP EPS for the fourth quarter was $0.68 per diluted share, a 7% decrease from fourth quarter 2019 GAAP EPS of $0.73 and an 11% decrease when adjusted for foreign exchange.* GAAP EPS for 2020 was $3.37 per diluted share, a 16% increase from prior year's GAAP EPS of $2.90 per diluted share and a 16% increase when adjusted for foreign exchange.*

Non-GAAP EPS* for the fourth quarter was $1.33 per diluted share, an 8% increase from fourth quarter 2019 non-GAAP EPS of $1.23 and a 6% increase when adjusted for foreign exchange.* Non-GAAP EPS* for 2020 was $5.22 per diluted share, a 16% increase from prior year's non-GAAP EPS of $4.49 per diluted share and a 16% increase when adjusted for foreign exchange.*

Adjusted EBITDA*: Adjusted EBITDA* for the fourth quarter was $364 million, a 14% increase from fourth quarter 2019 Adjusted EBITDA of $319 million. Adjusted EBITDA margin* for the fourth quarter was 43%, up 2 percentage points from the same period last year. Adjusted EBITDA* for 2020 was $1.397 billion, a 15% increase from the prior year's Adjusted EBITDA of $1.211 billion. Adjusted EBITDA margin* was 44%, up 2 percentage points from the same period last year.

Supplemental cash information: Cash from operations for the quarter was $291 million, or 34% of revenue. Cash from operations for 2020 was $1.215 billion, or 38% of revenue. Cash, cash equivalents and marketable securities was $2.5 billion as of December 31, 2020.

Share repurchases: The Company spent $72.5 million in the fourth quarter to repurchase 0.7 million shares of its common stock at an average price of $103.32 per share. For the full-year, the Company spent $193.6 million to repurchase 2.0 million shares of its common stock at an average price of $98.53 per share. The Company had 163 million shares of common stock outstanding as of December 31, 2020.

*    See Use of Non-GAAP Financial Measures below for definitions

(1)    Revenue by Division – A customer-focused reporting view that reflects revenue from customers that are managed by the division

(2)    Revenue from Cloud Security Solutions – A product-focused reporting view that reflects revenue from Cloud Security Solutions separately from all other solution categories

(3)    Revenue from Internet Platform Customers – Revenue from large Internet platform companies: Amazon, Apple, Facebook, Google, Microsoft and Netflix

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-844-578-9671 (or 1-508-637-5655 for international calls) and using passcode 1944449. A live webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for two weeks following the conference by calling 1-855-859-2056 (or 1-404-537-3406 for international calls) and using passcode 1944449. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
Akamai secures and delivers digital experiences for the world's largest companies. Akamai's intelligent edge platform surrounds everything, from the enterprise to the cloud, so customers and their businesses can be fast, smart, and secure. Top brands globally rely on Akamai to help them realize competitive advantage through agile solutions that extend the power of their multi-cloud architectures. Akamai keeps decisions, apps and experiences closer to users than anyone - and attacks and threats far away. Akamai's portfolio of edge security, web and mobile performance, enterprise access and video delivery solutions is supported by unmatched customer service, analytics and 24/7/365 monitoring. To learn why the world's top brands trust Akamai, visit www.akamai.com, blogs.akamai.com, or @Akamai on Twitter.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$352,917	$393,745
Marketable securities	745,156	1,143,249
Accounts receivable, net	660,052	551,943
Prepaid expenses and other current assets	171,406	142,676
Total current assets	1,929,531	2,231,613
Marketable securities	1,398,802	835,384
Property and equipment, net	1,478,272	1,152,153
Operating lease right-of-use assets	793,945	758,450
Acquired intangible assets, net	234,724	179,431
Goodwill	1,674,371	1,600,265
Deferred income tax assets	106,918	76,528
Other assets	147,567	173,062
Total assets	$7,764,130	$7,006,886
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$118,546	$138,946
Accrued expenses	380,468	334,861
Deferred revenue	76,600	71,223
Operating lease liabilities	154,801	139,463
Other current liabilities	27,755	8,843
Total current liabilities	758,170	693,336
Deferred revenue	5,262	4,368
Deferred income tax liabilities	37,458	29,187
Convertible senior notes	1,906,707	1,839,791
Operating lease liabilities	715,404	692,181
Other liabilities	89,833	90,065
Total liabilities	3,512,834	3,348,928
Total stockholders’ equity	4,251,296	3,657,958
Total liabilities and stockholders’ equity	$7,764,130	$7,006,886

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenue	$846,287	$792,845	$772,123	$3,198,149	$2,893,617
Costs and operating expenses:
Cost of revenue (1) (2)	303,847	283,439	257,750	1,132,672	987,624
Research and development (1)	67,228	66,773	68,898	269,315	261,365
Sales and marketing (1)	140,401	122,749	140,243	510,405	523,883
General and administrative (1) (2)	162,453	128,365	149,926	547,888	516,093
Amortization of acquired intangible assets	10,894	10,340	9,710	42,049	38,581
Restructuring charge	26,847	21	10,274	37,286	17,153
Total costs and operating expenses	711,670	611,687	636,801	2,539,615	2,344,699
Income from operations	134,617	181,158	135,322	658,534	548,918
Interest income	6,270	6,307	11,402	29,122	34,355
Interest expense	(17,342)	(17,324)	(16,675)	(69,120)	(49,364)
Other income (expense), net	5,415	(2,158)	(609)	(2,454)	(1,428)
Income before provision for income taxes	128,960	167,983	129,440	616,082	532,481
Provision for income taxes	(4,158)	(8,801)	(10,632)	(45,922)	(53,350)
(Loss) income from equity method investment	(11,432)	(559)	292	(13,106)	(1,096)
Net income	$113,370	$158,623	$119,100	$557,054	$478,035

Net income per share:
Basic	$0.70	$0.97	$0.74	$3.43	$2.94
Diluted	$0.68	$0.95	$0.73	$3.37	$2.90

Shares used in per share calculations:
Basic	162,798	162,757	161,737	162,490	162,706
Diluted	165,879	166,519	163,930	165,213	164,573

(1)    Includes stock-based compensation (see supplemental table for figures)
(2)     Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Year Ended
(in thousands)	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Cash flows from operating activities:
Net income	$113,370	$158,623	$119,100	$557,054	$478,035
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	127,708	118,893	115,800	478,389	440,674
Stock-based compensation	50,510	50,217	46,878	197,411	187,140
(Benefit) provision for deferred income taxes	(11,273)	(33,942)	(23,648)	(33,821)	933
Amortization of debt discount and issuance costs	15,766	15,747	15,096	62,823	45,857
Other non-cash reconciling items, net	6,743	1,480	4,750	23,027	8,528
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(4,942)	20,107	(26,327)	(90,381)	(64,471)
Prepaid expenses and other current assets	(4,015)	(11,401)	23,352	(25,395)	11,689
Accounts payable and accrued expenses	(10,607)	97,220	38,210	39,211	8,769
Deferred revenue	(16,121)	(6,539)	(30,261)	(1,318)	(13,547)
Other current liabilities	19,739	(523)	4,620	18,101	(17,230)
Other non-current assets and liabilities	4,215	(7,909)	(5,430)	(10,101)	(28,073)
Net cash provided by operating activities	291,093	401,973	282,140	1,215,000	1,058,304
Cash flows from investing activities:
Cash paid for acquired businesses, net of cash acquired	(128,105)	—	(43,920)	(127,999)	(165,329)
Cash paid for asset acquisition	—	—	—	(36,376)	—
Cash paid for equity method investment	—	—	—	—	(36,008)
Purchases of property and equipment and capitalization of internal-use software development costs	(167,445)	(228,759)	(133,666)	(731,872)	(562,077)
Purchases of short- and long-term marketable securities	(629,323)	(311,010)	(616,585)	(1,782,849)	(1,990,148)
Proceeds from sales and maturities of short- and long-term marketable securities	296,838	317,163	205,903	1,628,001	1,085,229
Other non-current assets and liabilities	10,101	(2,059)	(1,496)	8,121	399
Net cash used in investing activities	(617,934)	(224,665)	(589,764)	(1,042,974)	(1,667,934)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Three Months Ended			Year Ended
(in thousands)	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Cash flows from financing activities:
Proceeds from the issuance of convertible senior notes	—	—	—	—	1,135,629
Proceeds from the issuance of warrants	—	—	—	—	185,150
Purchase of note hedge related to convertible senior notes	—	—	—	—	(312,225)
Repayment of convertible senior notes	—	—	—	—	(690,000)
Proceeds from the issuance of common stock under stock plans	13,963	16,007	13,908	59,775	57,112
Employee taxes paid related to net share settlement of stock-based awards	(12,529)	(13,369)	(14,150)	(89,828)	(75,266)
Repurchases of common stock	(72,510)	(13,198)	(42,731)	(193,588)	(334,519)
Other non-current assets and liabilities	—	—	—	—	(1,558)
Net cash used in financing activities	(71,076)	(10,560)	(42,973)	(223,641)	(35,677)
Effects of exchange rate changes on cash and cash equivalents	7,400	4,363	5,116	10,935	2,466
Net (decrease) increase in cash, cash equivalents and restricted cash	(390,517)	171,111	(345,481)	(40,680)	(642,841)
Cash, cash equivalents and restricted cash at beginning of period	743,983	572,872	739,627	394,146	1,036,987
Cash, cash equivalents and restricted cash at end of period	$353,466	$743,983	$394,146	$353,466	$394,146

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY DIVISION

	Three Months Ended			Year Ended
(in thousands)	December 31, 2020	September 30, 2020	December 31, 2019 (1)	December 31, 2020	December 31, 2019 (1)
Web Division	$437,904	$418,064	$416,830	$1,666,305	$1,556,252
Media and Carrier Division	408,383	374,781	355,293	1,531,844	1,337,365
Total revenue	$846,287	$792,845	$772,123	$3,198,149	$2,893,617
Revenue growth rates year-over-year:
Web Division	5%	8%	9%	7%	8%
Media and Carrier Division	15	16	8	15	5
Total revenue	10%	12%	8%	11%	7%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (2):
Web Division	4%	7%	9%	7%	9%
Media and Carrier Division	14	16	8	15	6
Total revenue	8%	11%	9%	11%	8%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE FROM CLOUD SECURITY SOLUTIONS

	Three Months Ended			Year Ended
(in thousands)	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Cloud Security Solutions (3)	$296,137	$265,869	$237,913	$1,061,622	$848,733
CDN and other solutions (4)	550,150	526,976	534,210	2,136,527	2,044,884
Total revenue	$846,287	$792,845	$772,123	$3,198,149	$2,893,617
Revenue growth rates year-over-year:
Cloud Security Solutions (3)	24%	23%	29%	25%	29%
CDN and other solutions (4)	3	7	1	4	(1)
Total revenue	10%	12%	8%	11%	7%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (2):
Cloud Security Solutions (3)	23%	23%	29%	25%	30%
CDN and other solutions (4)	2	6	1	4	1
Total revenue	8%	11%	9%	11%	8%

(1) As of January 1, 2020, Akamai reassigned some of its customers from the Media and Carrier Division to the Web Division and revised historical results in order to reflect the most recent categorization and to provide a comparable view for all periods presented. As the purchasing patterns and required account expertise of customers change over time, Akamai may reassign a customer's division from one to another.
(2) See Use of Non-GAAP Financial Measures below for a definition
(3) Cloud Security Solutions revenue represents revenue from the Security Technology Group, which will be formed on March 1, 2021
(4) CDN and other solutions revenue represents revenue from the Edge Technology Group, which will be formed on March 1, 2021

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE FROM INTERNET PLATFORM CUSTOMERS

	Three Months Ended			Year Ended
(in thousands)	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenue from Internet Platform Customers	$57,677	$50,618	$51,927	$203,749	$189,428
Revenue excluding Internet Platform Customers	788,610	742,227	720,196	2,994,400	2,704,189
Total revenue	$846,287	$792,845	$772,123	$3,198,149	$2,893,617
Revenue growth rates year-over-year:
Revenue from Internet Platform Customers	11%	15%	20%	8%	8%
Revenue excluding Internet Platform Customers	9	11	7	11	6
Total revenue	10%	12%	8%	11%	7%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(1):
Revenue from Internet Platform Customers	11%	15%	20%	8%	8%
Revenue excluding Internet Platform Customers	8	11	8	11	8
Total revenue	8%	11%	9%	11%	8%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY GEOGRAPHY

	Three Months Ended			Year Ended
(in thousands)	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
U.S.	$467,456	$437,381	$446,036	$1,777,435	$1,694,211
International	378,831	355,464	326,087	1,420,714	1,199,406
Total revenue	$846,287	$792,845	$772,123	$3,198,149	$2,893,617
Revenue growth rates year-over-year:
U.S.	5%	6%	3%	5%	1%
International	16	20	17	18	16
Total revenue	10%	12%	8%	11%	7%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(1):
U.S.	5%	6%	3%	5%	1%
International	13	18	18	19	20
Total revenue	8%	11%	9%	11%	8%

(1) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL OPERATING EXPENSE DATA

	Three Months Ended			Year Ended
(in thousands)	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
General and administrative expenses:
Payroll and related costs	$51,759	$50,159	$48,984	$199,992	$194,232
Stock-based compensation	14,834	14,302	12,808	58,470	52,826
Depreciation and amortization	21,189	20,554	22,167	82,862	78,587
Facilities-related costs	25,136	25,099	27,196	98,805	90,674
(Benefit) provision for doubtful accounts	(584)	(1,627)	(414)	2,881	1,924
Acquisition-related costs	4,390	1,051	726	5,579	1,920
Legal settlements	—	—	10,000	275	10,000
License of patent	—	—	—	—	(8,855)
Endowment of Akamai Foundation	20,000	—	—	20,000	—
Professional fees and other expenses	25,729	18,827	28,459	79,024	94,785
Total general and administrative expenses	$162,453	$128,365	$149,926	$547,888	$516,093

General and administrative expenses–functional(1):
Global functions	$51,476	$47,559	$51,416	$193,719	$198,077
As a percentage of revenue	6%	6%	7%	6%	7%
Infrastructure	87,172	81,365	88,198	325,434	307,500
As a percentage of revenue	10%	10%	11%	10%	11%
Other	23,805	(559)	10,312	28,735	10,516
Total general and administrative expenses	$162,453	$128,365	$149,926	$547,888	$516,093
As a percentage of revenue	19%	16%	19%	17%	18%

Stock-based compensation:
Cost of revenue	$6,455	$6,384	$5,562	$24,829	$22,479
Research and development	12,519	12,722	12,742	48,855	49,685
Sales and marketing	16,702	16,809	15,766	65,257	62,150
General and administrative	14,834	14,302	12,808	58,470	52,826
Total stock-based compensation	$50,510	$50,217	$46,878	$197,411	$187,140

(1) Global functions expense includes payroll, stock-based compensation and other employee-related costs for administrative functions, including finance, purchasing, order entry, human resources, legal, information technology and executive personnel, as well as third-party professional service fees. Infrastructure expense includes payroll, stock-based compensation and other employee-related costs for our network infrastructure functions, as well as facility rent expense, depreciation and amortization of facility and IT-related assets, software and software-related costs, business insurance and taxes. Our network infrastructure function is responsible for network planning, sourcing, architecture evaluation and platform security. Other expense includes acquisition-related costs, allowance for doubtful accounts, the license of a patent, legal settlements, transformation costs and the endowments of the Akamai Foundation.

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL DATA

	Three Months Ended			Year Ended
(in thousands, except end of period statistics)	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Depreciation and amortization:
Network-related depreciation	$48,824	$42,991	$34,186	$167,018	$125,588
Capitalized internal-use software development amortization	38,682	37,572	41,501	155,187	165,240
Other depreciation and amortization	20,662	20,081	21,703	80,955	76,827
Depreciation of property and equipment	108,168	100,644	97,390	403,160	367,655
Capitalized stock-based compensation amortization(1)	7,737	7,078	7,747	29,631	30,613
Capitalized interest expense amortization(1)	909	831	953	3,549	3,825
Amortization of acquired intangible assets	10,894	10,340	9,710	42,049	38,581
Total depreciation and amortization	$127,708	$118,893	$115,800	$478,389	$440,674

Capital expenditures, excluding stock-based compensation and interest expense(2)(3):
Purchases of property and equipment	$138,140	$144,155	$122,560	$509,404	$406,854
Capitalized internal-use software development costs	56,634	55,885	50,497	217,120	202,691
Total capital expenditures, excluding stock-based compensation and interest expense	$194,774	$200,040	$173,057	$726,524	$609,545

End of period statistics:
Number of employees	8,368	8,155	7,724

(1) Amortization of capitalized stock-based compensation and interest expense in this table excludes amortization of capitalized stock-based compensation and interest expense capitalized as part of the implementation of cloud-computing arrangements. However, the amounts are included in our total amortization of capitalized stock-based compensation and interest expense that is excluded from our non-GAAP measures (see reconciliations of GAAP to non-GAAP measures).
(2) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.
(3) See Use of Non-GAAP Financial Measures below for a definition.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS AND NET INCOME

	Three Months Ended			Year Ended
(in thousands)	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Income from operations	$134,617	$181,158	$135,322	$658,534	$548,918
GAAP operating margin	16%	23%	18%	21%	19%
Amortization of acquired intangible assets	10,894	10,340	9,710	42,049	38,581
Stock-based compensation	50,510	50,217	46,878	197,411	187,140
Amortization of capitalized stock-based compensation and capitalized interest expense	8,662	7,913	8,700	33,202	34,438
Restructuring charge	26,847	21	10,274	37,286	17,153
Acquisition-related costs	4,390	1,051	726	5,579	1,920
Legal settlements	—	—	10,000	275	10,000
Endowment of Akamai Foundation	20,000	—	—	20,000	—
Transformation costs	—	—	—	—	5,527
Operating adjustments	121,303	69,542	86,288	335,802	294,759
Non-GAAP income from operations	$255,920	$250,700	$221,610	$994,336	$843,677
Non-GAAP operating margin	30%	32%	29%	31%	29%

Net income	$113,370	$158,623	$119,100	$557,054	$478,035
Operating adjustments (from above)	121,303	69,542	86,288	335,802	294,759
Amortization of debt discount and issuance costs	15,766	15,747	15,096	62,823	45,857
(Gain) loss on investments	(7,228)	—	500	(7,228)	60
Loss (income) from equity method investment	11,432	559	(292)	13,106	1,096
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	(34,799)	(28,689)	(19,099)	(103,280)	(80,488)
Non-GAAP net income	$219,844	$215,782	$201,593	$858,277	$739,319

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED SHARE

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP net income per diluted share	$0.68	$0.95	$0.73	$3.37	$2.90
Adjustments to net income:
Amortization of acquired intangible assets	0.07	0.06	0.06	0.25	0.23
Stock-based compensation	0.30	0.30	0.29	1.19	1.14
Amortization of capitalized stock-based compensation and capitalized interest expense	0.05	0.05	0.05	0.20	0.21
Restructuring charge	0.16	—	0.06	0.23	0.10
Acquisition-related costs	0.03	0.01	—	0.03	0.01
Legal settlements	—	—	0.06	—	0.06
Endowment of Akamai Foundation	0.12	—	—	0.12	—
Transformation costs	—	—	—	—	0.03
Amortization of debt discount and issuance costs	0.10	0.09	0.09	0.38	0.28
(Gain) loss on investments	(0.04)	—	—	(0.04)	—
Loss (income) from equity method investment	0.07	—	—	0.08	0.01
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(0.21)	(0.17)	(0.12)	(0.63)	(0.49)
Adjustment for shares (1)	—	0.02	—	0.04	—
Non-GAAP net income per diluted share	$1.33	$1.31	$1.23	$5.22	$4.49

Shares used in diluted per share calculations	165,879	166,519	163,930	165,213	164,573
Impact of benefit from note hedge transactions (1)	(1,105)	(1,732)	—	(873)	—
Shares used in non-GAAP diluted per share calculations (1)	164,774	164,787	163,930	164,340	164,573

(1) Shares used in non-GAAP diluted per share calculations have been adjusted for the three-months and year ended December 31, 2020, for the benefit of Akamai's note hedge transactions. During the last three quarters of 2020, Akamai's average stock price was in excess of $95.10, which is the initial conversion price of Akamai's convertible senior notes due in 2025. See Use of Non-GAAP Financial Measures below for further definition.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

	Three Months Ended			Year Ended
(in thousands)	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income	$113,370	$158,623	$119,100	$557,054	$478,035
Interest income	(6,270)	(6,307)	(11,402)	(29,122)	(34,355)
Provision for income taxes	4,158	8,801	10,632	45,922	53,350
Depreciation and amortization	108,168	100,644	97,390	403,160	367,655
Amortization of capitalized stock-based compensation and capitalized interest expense	8,662	7,913	8,700	33,202	34,438
Amortization of acquired intangible assets	10,894	10,340	9,710	42,049	38,581
Stock-based compensation	50,510	50,217	46,878	197,411	187,140
Restructuring charge	26,847	21	10,274	37,286	17,153
Acquisition-related costs	4,390	1,051	726	5,579	1,920
Legal settlements	—	—	10,000	275	10,000
Endowment of Akamai Foundation	20,000	—	—	20,000	—
Transformation costs	—	—	—	—	5,527
Interest expense	17,342	17,324	16,675	69,120	49,364
(Gain) loss on investments	(7,228)	—	500	(7,228)	60
Loss (income) from equity method investment	11,432	559	(292)	13,106	1,096
Other expense, net	1,813	2,158	109	9,682	1,368
Adjusted EBITDA	$364,088	$351,344	$319,000	$1,397,496	$1,211,332
Adjusted EBITDA margin	43%	44%	41%	44%	42%

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of Akamai's ongoing operating results.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial results and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and are unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees, the grant date fair value varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

•Acquisition-related costs – Acquisition-related costs include transaction fees, advisory fees, due diligence costs and other direct costs associated with strategic activities. In addition, subsequent adjustments to Akamai's initial estimated amounts of contingent consideration and indemnification associated with specific acquisitions are included within acquisition-related costs. These amounts are impacted by the timing and size of the acquisitions. Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of Akamai's operating results to prior periods and to its peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions and do not reflect Akamai's core operations.

•Restructuring charges – Akamai has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and estimated costs of existing facility lease commitments. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

•Amortization of debt discount and issuance costs and amortization of capitalized interest expense – In August 2019, Akamai issued $1,150 million of convertible senior notes due 2027 with a coupon interest rate of 0.375%. In May 2018, Akamai issued $1,150 million of convertible senior notes due 2025 with a coupon interest rate of 0.125%. In February

2014, Akamai issued $690 million of convertible senior notes due 2019 with a coupon interest rate of 0%. The imputed interest rates of these convertible senior notes were 3.10%, 4.26% and 3.20%, respectively. This is a result of the debt discounts recorded for the conversion features that are required to be separately accounted for as equity under GAAP, thereby reducing the carrying value of the convertible debt instruments. The debt discounts are amortized as interest expense together with the issuance costs of the debt. The interest expense excluded from Akamai's non-GAAP results is comprised of these non-cash components and is excluded from management's assessment of the company's operating performance because management believes the non-cash expense is not representative of ongoing operating performance.

•Gains and losses on investments – Akamai has recorded gains and losses from the disposition, changes to fair value and impairment of certain investments. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of Akamai's core business operations and ongoing operating performance.

•Legal settlements – Akamai has incurred losses related to the settlement of legal matters. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of Akamai's core business operations.

•Endowment of Akamai Foundation – Akamai has incurred expenses to endow the Akamai Foundation, a private corporate foundation dedicated to encouraging the next generation of technology innovators by supporting math and science education. Akamai's first endowment was in 2018 to enable a permanent endowment for the Akamai Foundation to allow it to expand its reach. In the fourth quarter of 2020 Akamai supplemented the endowment to enable specific initiatives to increase diversity in the technology industry. Akamai believes excluding these amounts from non-GAAP financial measures is useful to investors as these infrequent and nearly one-time expenses are not representative of its core business operations.

•Transformation costs – Akamai has incurred professional services fees associated with internal changes that are designed to improve its operating margins and that are part of a discrete planned transformation program intended to significantly change the manner in which business in conducted. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events and activities giving rise to them occur infrequently and are not representative of Akamai's core business operations and ongoing operating performance.

•Income and losses from equity method investment – Akamai records income or losses on its share of earnings and losses from its equity method investment. Akamai excludes such income and losses because it does not direct control over the operations of the investment and the related income and losses are not representative of its core business operations.

•Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or releasing of valuation allowances), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; gains and losses on legal settlements; costs incurred related to endowments to the Akamai Foundation; transformation costs; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; gains and losses on legal settlements; costs incurred related to endowments to the Akamai Foundation; transformation costs; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; income and losses from equity method investment; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per share – Non-GAAP net income divided by weighted average diluted common shares outstanding. Diluted weighted average shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transactions entered into in connection with the issuances of $1,150 million of convertible senior notes due 2027 and 2025, respectively. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, the company would receive a benefit from the note hedge transactions and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of operating performance. With respect to the convertible senior notes due in each of 2027 and 2025, unless Akamai's weighted average stock price is greater than $116.18 and $95.10, respectively, the initial conversion price, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; gains and losses on legal settlements; costs incurred related to endowments to the Akamai Foundation; transformation costs; foreign exchange gains and losses; interest expense; amortization of capitalized interest expense; certain gains and losses on investments; income and losses on equity method investment; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures, or capex, excluding stock-based compensation and interest expense – Purchases of property and equipment and capitalization of internal-use software development costs presented on an accrual basis, which differs from the cash-basis presentation included in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.

Impact of Foreign Currency Exchange Rate – Revenue and earnings from international operations have historically been an important contributor to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of our foreign subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of our financial results and evaluation of performance in comparison to prior periods. The dollar impact of changes in foreign currency exchange rates presented is calculated by translating current period results using monthly average foreign currency exchange rates from the comparative period and comparing them to the reported amount. The percentage change at constant currency presented is calculated by comparing the prior period amounts as reported and the current period amounts translated using the same monthly average foreign currency exchange rates from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and/or our quarterly earnings conference call scheduled for later today contain information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about expected future financial performance. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, inability to continue to generate cash at the same level as prior years; failure to realize the expected benefits from our announced reorganization; failure of our investments in innovation to generate solutions that are accepted in the market; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; impact of the COVID-19 pandemic; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release and on such call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.